Exhibit 10.2

ARSANIS, INC.

2010 Special Stock Incentive Plan

(As amended through April 12, 2016)

1.	Purpose. The purpose of this stock incentive plan (the “Plan”) is to secure for Arsanis, Inc., a Delaware corporation (the “Company”), and its shareholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company and its parent and subsidiary corporations who are expected to contribute to the Company’s future growth and success. Under the Plan recipients may be awarded (i) Options (as defined in Section 2.1) to purchase authorized but unissued shares of the Company’s common stock, $.001 par value per share (“Common Stock”), and (ii) shares of the Company’s Common Stock (“Restricted Stock Awards”). Except where the context otherwise requires, the term “Company” shall include any parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the “Code”). Those provisions of the Plan which make express reference to Section 422 shall apply only to Incentive Stock Options (as that term is defined in the Plan).

2.	Types of Awards and Administration.

2.1.	Options. Options granted pursuant to the Plan (“Options”) shall be authorized by action of the Board of Directors of the Company (the “Board of Directors”) and may be either incentive stock options (“Incentive Stock Options”) meeting the requirements of Section 422 of the Code or non-statutory Options which are not intended to meet the requirements of Section 422 of the Code. All Options when granted are intended to be non-statutory Options, unless the applicable Option Agreement (as defined in Section 5.1) explicitly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a non-statutory Option appropriately granted under the Plan provided that such Option (or portion thereof) otherwise meets the Plan’s requirements relating to non-statutory Options. The vesting of Options may be conditioned upon the completion of a specified period of employment with the Company and/or such other conditions or events as the Board of Directors may determine. Unless otherwise expressly provided in any Option granted under the Plan, the unvested portion of such Option (“Unvested Portion”) may be exercised by the holder of such Option if such holder simultaneously enters into an agreement satisfactory to the Company in its sole discretion that subjects the shares thereby acquired to vesting under the same terms and over the same period as such Unvested Portion would have vested had it not been exercised.

2.2.	Restricted Stock Awards. The Board of Directors in its discretion may grant Restricted Stock Awards, entitling the recipient to acquire, for a purchase price, if any, determined by the Board of Directors, shares of Common Stock subject to such restrictions and conditions as the Board of Directors may determine at the time of grant (“Restricted Stock”), including continued employment and/or achievement of pre-established performance goals and objectives.

2.3.	Administration. The Plan shall be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board of Directors may in its sole discretion authorize issuance of Restricted Stock and grant Options to purchase shares of Common Stock, and issuance of shares upon exercise of such Options as provided in the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective Restricted Stock Agreements (as defined in Section 5.2), Option Agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective Restricted Stock Agreements and Option Agreements, and to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Restricted Stock Agreement or Option Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination under the Plan made in good faith. The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations (including, without limitation, applicable state law), delegate any or all of its powers under the Plan to a committee (the “Committee”) appointed by the Board of Directors, and if the Committee is so appointed, to the extent of such delegation, all references to the Board of Directors in the Plan shall mean and relate to such Committee.

3.	Eligibility. Options may be granted, and Restricted Stock may be issued, to persons who are, at the time of such grant or issuance, employees, officers or directors of, or consultants or advisors to, the Company; provided, that the class of persons to whom Incentive Stock Options may be granted shall be limited to employees of the Company.

4.	Stock Subject to Plan. Subject to adjustment as provided in Section 14 below, the maximum number of shares of Common Stock which may be issued under the Plan is 2,000,000 shares. If an Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such Option shall again be available for subsequent Option grants or Restricted Stock Awards under the Plan. If shares of Restricted Stock issued hereunder shall be forfeited to, or otherwise repurchased by, the Company pursuant to a Restricted Stock Agreement, such repurchased shares shall again be available for subsequent Option grants or Restricted Stock Awards under the Plan. If shares issued are tendered to the Company in payment of the exercise price of an Option, such tendered shares shall again be available for subsequent Option grants or Restricted Stock Awards under the Plan.

5.	Forms of Restricted Stock Agreements and Option Agreements.

5.1.	Option Agreement. As a condition to the grant of an Option, each recipient of an Option shall execute an option agreement (“Option Agreement”) in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such Option Agreements may differ among recipients.

5.2.	Restricted Stock Agreement. As a condition to the issuance of Restricted Stock, each recipient thereof shall execute an agreement (“Restricted Stock Agreement”) in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such Restricted Stock Agreements may differ among recipients and need not be entitled “Restricted Stock Agreements.”

5.3.	“Lock-Up” Agreement. Upon the request of the Company or the managing underwriter(s) of any underwritten offering of the Company’s securities, the holder of any Option or the purchaser of any Restricted Stock shall agree in writing that for a period of 180 days from the effective date of the registration statement for such offering filed with the Securities and Exchange Commission, plus such additional period, not to exceed 18 days, as may be necessary to enable the underwriter(s) to comply with Conduct Rule 2711(f) of the National Association of Securities Dealers, Inc., the holder or purchaser will not sell, make any short sale of , loan, grant any option for the purchase of, or otherwise dispose of any shares of Common Stock owned or controlled by him or her. It shall be a condition to any transfer of Common Stock acquired pursuant to the Plan, upon exercise of an Option granted under the Plan or otherwise, that the transferee agree to be bound by the foregoing lock-up provision.

6.	Purchase Price.

6.1.	General. The purchase price per share of Restricted Stock, if any, shall be determined by the Board of Directors. The purchase price per share of stock deliverable upon exercise of an Incentive Stock Option shall not be less than 100% of the fair market value of such stock at the time of grant of such Option, as determined by the Board of Directors, or less than 110% of such fair market value in the case of certain Incentive Stock Options described in Section 11.2. Non-statutory Options issued at less than fair market value shall comply with the provisions of Section 409A of the Code.

6.2.	Payment of Purchase Price. Option Agreements may provide for the payment of the exercise price of any Options, by one of the following methods:

6.2.1.	by delivery of cash or a certified or bank check or postal money order payable to the order of the Company in an amount equal to the aggregate exercise price of the Options being exercised;

6.2.2.	by delivery to the Company of shares of Common Stock having a fair market value equal in amount to the aggregate exercise price of the Options being exercised;

6.2.3.	a personal recourse note issued by the optionee to the Company in a principal amount equal to the aggregate exercise price of the Options being exercised; and with such other terms, including interest rate and maturity, as the Company may determine in its discretion;

6.2.4.	if the class of Common Stock is registered under the Securities Exchange Act of 1934 at such time, subject to rules as may be established by the Board of Directors, by delivery to the Company of a properly executed exercise notice along with irrevocable instructions to a broker to deliver promptly to the Company cash or a check payable and acceptable to the Company in the amount of the aggregate exercise price of the Options being exercised;

6.2.5.	by reducing the number of Option shares otherwise issuable to the optionee upon exercise of the Option by a number of shares of Common Stock having a fair market value equal to such aggregate exercise price of the Options being exercised; or

6.2.6.	by any combination of such methods of payment.

The fair market value of any shares of Common Stock or other non-cash consideration which may be delivered upon exercise of an Option shall be determined by the Board of Directors. Restricted Stock Agreements may provide for the payment of any purchase price in any manner approved by the Board of Directors at the time of authorizing the issuance thereof.

7.	Option Period. Each Option and all rights thereunder shall expire on such date as shall be set forth in the applicable Option Agreement, provided that, in the case of an Incentive Stock Option, such date shall not be later than 10 years after the date on which the Option is granted (or five years in the case of Options described in Section 11.2), and, in the case of non-statutory Options, not later than 10 years after the date on which the Option is granted, and, in either case, shall be subject to earlier termination as provided in the Plan or the related Option Agreement.

8.	Exercise of Options. Each Option shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the Option Agreement evidencing such Option, subject to the provisions of the Plan.

9.	Nontransferability of Options. No Option shall be assignable or transferable by the person to whom it is granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. During the life of an optionee, an Option held by him or her shall be exercisable only by the optionee.

10.	Effect of Termination. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has continuously since the date of grant of his or her Incentive Stock Option been, employed by the Company, except that, unless the Option Agreement expressly provides otherwise:

10.1.	the Incentive Stock Option may be exercised within the period of ninety (90) days after the date the optionee’s employment with the Company terminates other than for death, disability or termination for Cause (as hereinafter defined);

10.2.	if the optionee dies while in the employ of the Company, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one-hundred eighty (180) days after the date of death; and

10.3.	if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one-hundred eighty (180) days after the date the optionee ceases to be such an employee because of such disability;

provided, however, that in no event may any Incentive Stock Option be exercised after the expiration date of the Incentive Stock Option. For all purposes of the Plan and any Incentive Stock Option granted hereunder, “employment” shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations).

If an optionee’s employment with the Company is terminated by the Company for Cause, each Incentive Stock Option held by such optionee shall immediately terminate and shall thereafter be of no further force and effect. The term “Cause” shall mean (a) any material breach by an optionee of any agreement to which an optionee and the Company are both parties, (b) any act (other than retirement) or omission to act by an optionee which may have a material and adverse effect on the Company’s business or on an optionee’s ability to perform services for the Company, including, without limitation, the commission of any crime (other than minor traffic violations), or (c) any material misconduct or material neglect of duties by an optionee in connection with the business or affairs of the Company or any parent, subsidiary or affiliate of the Company. The Board of Directors shall have sole authority and discretion to determine whether an optionee’s employment has been terminated for Cause.

A non-statutory Option granted to an employee shall be subject to the foregoing provisions of this Section 10 as if it were an Incentive Stock Option, but a non-statutory Option may also be exercised so long as the optionee maintains a relationship with the Company as a director, consultant or adviser, unless the Option Agreement provides otherwise.

Whether authorized leave of absence or absence on military or government service shall constitute termination of the employment relationship between the Company and an optionee shall be determined by the Board of Directors at the time thereof.

An employment relationship between the Company and an optionee shall be deemed to exist during any period in which the optionee is employed by the Company or by any parent or subsidiary of the Company.

11.	Incentive Stock Options. Options which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

11.1.	Express Designation. All Incentive Stock Options shall, at the time of grant, be specifically designated as such in the Option Agreement covering such Incentive Stock Options.

11.2.	10% Shareholder. If any employee to whom an Incentive Stock Option is to be granted is, at the time of the grant of such Option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

11.2.1.	the purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant; and

11.2.2.	the option exercise period shall not exceed five years from the date of grant.

11.3.	Dollar Limitation. For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.

12.	Additional Provisions.

12.1.	Additional Provisions. The Board of Directors may, in its sole discretion, include additional provisions in Restricted Stock Agreements and Option Agreements, including, without limitation, restrictions on transfer, rights of the Company to repurchase shares of Restricted Stock or shares of Common Stock acquired upon exercise of Options, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of Options; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not be such as to cause any Incentive Stock Option to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

12.2.	Acceleration, Extension, Etc. The Board of Directors may, in its sole discretion, (i) accelerate the period or periods in which all Options, or any particular Option, may be exercised, (ii) extend the periods during which all Options, or any particular Option, may be exercised to the extent not inconsistent with Section 409A of the Code, or (iii) accelerate the vesting of any or all Restricted Stock Awards.

13.	Rights as a Shareholder. The holder of an Option shall have no rights as a shareholder with respect to any shares covered by the Option (including, without limitation, any rights to vote or to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

14.	Adjustment Provisions for Mergers, Reorganizations, Recapitalizations and Other Transactions.

14.1.	General. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to any then outstanding Options, and (z) the price for each share or other security subject to any then outstanding Options, so that upon exercise of such Options, in lieu of the shares of Common Stock for which such Options were then exercisable, the relevant optionee shall be entitled to receive, for the same aggregate consideration, the same total number and kind of shares or other securities, cash or property that the owner of an equal number of outstanding shares of Common Stock immediately prior to the event requiring adjustment would own as a result of the event. If any such event shall occur, appropriate adjustment shall also be made in the application of the provisions of this Section 14 and Section 15 with respect to Options and the rights of optionees after the event so that the provisions of such Sections shall be applicable after the event and be as nearly equivalent as practicable in operation after the event as they were before the event.

14.2.	No Adjustment in Certain Cases. Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding options.

14.3.	Board Authority to Make Adjustments. Any adjustments under this Section 14 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

15.	Effect of Certain Transactions.

If the Company is a party to a merger or reorganization with one or more other corporations or other entities, whether or not the Company is the surviving or resulting entity, or if the Company consolidates with or into one or more other corporations or other entities, or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets (each hereinafter referred to as a “Transaction”), in any case while any Options remain outstanding, the Board of Directors or the board of directors (or similar governing body) of any entity assuming the obligations of the Company may, in its discretion, as to some or all outstanding Options (and need not take the same action as to each such Option)

(i) provide that after the effective date of such Transaction the Options shall remain outstanding and shall be exercisable for shares of Common Stock or, if applicable, shares of such stock or other securities, cash or property as the holders of shares of Common Stock received pursuant to the terms of such Transaction;

(ii) accelerate the time for exercise of the Options, so that from and after a date prior to the effective date of such Transaction such Options shall be exercisable in full;

(iii) cancel the Options as of the effective date of the Transaction, provided that (a) notice of such cancellation shall have been given to the relevant optionee and (b) such optionee shall have the right to exercise such Options to the extent the same is then exercisable or, if the Board shall have accelerated the time for exercise of such Options, in full during the ten-day period preceding the effective date of the Transaction; or

(iv) determine that in the event of a Transaction under the terms of which holders of Common Stock of the Company receive upon consummation thereof a cash payment for each share surrendered (the “Transaction Price”), an optionee holding an Option shall be provided a cash payment equal to the difference between (a) the Transaction Price times the number of shares of Common Stock subject to such Option (to the extent then exercisable at an exercise price that is not in excess of the Transaction Price) and (b) the aggregate exercise price for all such shares of Common Stock subject to such Option, in exchange for the termination of such Option.

15.1.	Substitute Options. The Company may grant Options in substitution for Options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute Options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

15.2.	Restricted Stock. In the event of a business combination or other transaction of the type detailed in Section 15.1, any securities, cash or other property received in exchange for shares of Restricted Stock shall continue to be governed by the provisions of any Restricted Stock Agreement pursuant to which they were issued, including any provision regarding vesting, and such securities, cash, or other property may be held in escrow on such terms as the Board of Directors may direct, to insure compliance with the terms of any such Restricted Stock Agreement.

15.3.

Acceleration of Vesting. Unless an Option granted hereunder or an agreement relating to Restricted Stock otherwise provides, upon a Change of Control of the Company, any portion of any Option, and any Restricted Stock, that is unvested shall thereafter vest at the rate of one-twelfth (1/12) thereof at the end of each successive 30-

day period. In addition, if, on or before the first anniversary of a Change of Control of the Company, the employment or consulting relationship of the holder of any Option or the purchaser of any Restricted Stock is terminated without Cause, or if the employee resigns or the consultant terminates the consulting relationship with the Company for Good Reason, any Option held by the employee or consultant shall become fully-vested and exercisable in full and any shares of Restricted Stock held by the employee or consultant shall become fully-vested and no longer subject to forfeiture or repurchase by the Company. For the purpose of this Section 15.3:

15.3.1.	“Change of Control” shall mean the Company’s adoption of any plan of liquidation providing for distribution of all or substantially all of its assets; or the Company’s sale of all or substantially all of its assets or issued and outstanding capital stock; or the Company’s combination with one or more other corporations or business entities such that, immediately after the combination, the stockholders of the Company immediately before the combination hold, directly or indirectly, 50% or less of the voting stock of the combined companies. For clarity, the parties agree that neither (i) the sale of shares of stock by the Company in exchange for cash in a venture capital or other similar equity financing nor (ii) the conversion of the Company into a limited liability company (or similar restructuring) shall constitute a Change in Control.

15.3.2.	“Cause” means occurrence of any one or more of the following with respect to a person:

15.3.2.1.	the person has been convicted of, or has plead guilty or nolo contendere to, any felony or a crime involving moral turpitude;

15.3.2.2.	the person has committed any fraud, embezzlement or knowing misappropriation of funds against the Company or intentional act of dishonesty materially detrimental to the Company;

15.3.2.3.	the person has continued to fail or refuse to perform the reasonable and lawful duties assigned to him or her by the Company’s Board of Directors in good faith in a timely manner after written notice thereof from the Company which generally outlines the steps to be taken by the person in order to cure the breach, which breach continues for a period of thirty (30) days after written notice from the Company describing the breach and proposed cure methods in reasonable detail;

15.3.2.4.	the person has engaged in misconduct which would cause the Company to violate any state or federal law relating to sexual harassment or race, age, sex or other prohibited discrimination, or any intentional violation of any written policy of the Company adopted in respect to any such law; or

15.3.2.5.	the person has engaged in conduct which the person knows or reasonably should have known causes the Company to violate applicable law; and

15.3.3.	“Good Reason” means, with respect to a person, termination of his or her employment or consultancy relationship with the Company because of

15.3.3.1.	without the person’s consent, the relocation by the Company of the person’s principal place of employment or performance of consultancy services, as applicable, by more than 50 miles from his or her then-current place of employment or performance of consultancy services for the Company,

15.3.3.2.	without the person’s consent, a material adverse change by the Company in the person’s duties, authority or responsibilities which causes the person’s position with the Company to become of less responsibility or authority than the person’s then-current position, provided that such change is not in connection with a termination of the person’s employment or consultancy relationship with the Company,

15.3.3.3.	without the person’s consent, the assignment to the person of duties not commensurate or consistent with the person’s then-current position or consulting agreement, or

15.3.3.4.	without the person’s consent and solely to the extent that the person is then employed by the Company, a reduction in the person’s base salary, target bonus or other benefits (other than a reduction in benefits commensurate with reductions for all executive officers).

15.4.	Drag Along Right. Any holder of Common Stock purchased upon exercise of an Option or pursuant to a Restricted Stock Agreement (such stock referred to collectively as “Shares,” and each holder, a “Holder of Shares”) that is not otherwise a party to that certain Second Amended and Restated Stockholders’ Agreement dated as of April 12, 2016 by and among the Company and the other parties thereto, as the same may be amended from time to time (the “Stockholders’ Agreement”)) shall be subject to Section 2 of the Stockholders’ Agreement for so long as such Stockholders’ Agreement remains in effect and such Section 2 of the Stockholders Agreement is hereby incorporated by reference and made a part of the Plan.

16.	No Special Employment Rights. Nothing contained in the Plan or in any Option Agreement or Restricted Stock Agreement shall confer upon any optionee or recipient of a Restricted Stock Award any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease his or her compensation.

17.	Other Employee Benefits. The amount of any compensation deemed to be received by an employee as a result of the issuance of shares of Restricted Stock or the grant or exercise of an Option or the sale of shares received in connection with a Restricted Stock Award or any such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically provided in such other plan or as otherwise specifically determined by the Board of Directors.

18.	Amendment and Termination of the Plan.

18.1.	The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect or terminate the Plan. If shareholder approval is not obtained within twelve months after any amendment increasing the number of shares authorized under the Plan or changing the class of persons eligible to receive Incentive Stock Options under the Plan, no Options granted pursuant to such amendments shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be issued pursuant to such amendments thereafter.

18.2.	The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an Option previously granted to him or her. With the consent of the recipient of Restricted Stock or optionee affected, the Board of Directors may amend outstanding Restricted Stock Agreements or Option Agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding Incentive Stock Options to the extent necessary to qualify any or all such Options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code.

19.	Withholding. The Company shall have the right to deduct from payments of any kind otherwise due to the optionee or recipient of Restricted Stock any federal, state or local taxes of any kind required by law to be withheld with respect to issuance of any shares of Restricted Stock or shares issued upon exercise of Options. In addition, prior to delivery of any Common Stock pursuant to the terms of this Plan, the Company has the right to require that the optionee or recipient of Restricted Stock remit to the Company an amount sufficient to satisfy any tax withholding obligation.

Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the obligor may elect to satisfy such withholding obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable or (ii) by delivering to the Company a sufficient number of shares of Common Stock of the Company. The shares so withheld or delivered shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Board of Directors as of the date that the amount of tax to be withheld is to be determined.

20.	Stockholders’ Agreement. Each recipient of Restricted Stock or Common Stock issued upon the exercise of Options shall execute and deliver an adoption agreement to the Stockholders’ Agreement in order that such recipient shall become a party to the Stockholders’ Agreement as a “Restricted Stockholder” in accordance with Section 9.1(b) thereof.

21.	Effective Date and Duration of the Plan.

21.1.	Effective Date. The Plan shall become effective when adopted by the Board of Directors. If shareholder approval of the Plan is not obtained within twelve months after the date of the Board’s adoption of the Plan, no Options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board of Directors. Subject to this limitation, Options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

21.2.	Termination. Unless sooner terminated in accordance with Section 18 or by the Board of Directors, the Plan shall terminate upon the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors.

22.	Provision for Foreign Participants. The Board of Directors may, without amending the Plan, modify the terms of Option Agreements or Restricted Stock Agreements to differ from those specified in the Plan with respect to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

23.	Requirements of Law. The Company shall not be required to sell or issue any shares under any Option or Restricted Stock Award if the issuance of such shares shall constitute a violation by the optionee, by the Restricted Stock Award recipient, or by the Company of any provision of any law or regulation of any governmental authority. In addition, in connection with the Act, the Company shall not be required to issue any shares upon exercise of any Option unless the Company has received evidence satisfactory to it to the effect that the holder of such Option will not transfer such shares except pursuant to a registration statement in effect under the Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required in connection with any such transfer. Any determination in this connection by the Board of Directors shall be final, binding and conclusive. In the event the shares issuable on exercise of an Option are not registered under the Act or under the securities laws of each relevant state or other jurisdiction, the Company may imprint on the certificate(s) appropriate legends that counsel for the Company considers necessary or advisable to comply with the Act or any such state or other securities law. The Company may register, but in no event shall be obligated to register, any securities covered by the Plan pursuant to the Act; and in the event any shares are so registered the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option, the grant of any Restricted Stock Award or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

24.

Conversion of Incentive Stock Options into Non-Qualified Options; Termination. The Board of Directors, with the consent of any optionee, may in its discretion take such actions as may be necessary to convert such optionee’s Incentive Stock Options (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into non-statutory Options at any time prior to the expiration of such Incentive Stock Options, regardless of whether the optionee is an employee of the Company or a parent or subsidiary of the Company at the time of such conversion. At the time of such conversion, the Board of Directors (with the consent of the optionee) may impose such conditions on the exercise of the resulting non-statutory Options as the Board of Directors in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in this Plan shall be deemed to give any optionee the right to have such optionee’s Incentive Stock Options converted into non-statutory Options, and no such conversion shall occur until and unless the Board of Directors takes appropriate action. The Board of Directors, with the consent of the optionee, may also terminate any portion of any Incentive Stock Option that has not been exercised at the time of such termination.

25.	Non-Exclusivity of this Plan; Non-Uniform Determinations. Neither the adoption of this Plan by the Board of Directors nor the approval of this Plan by the stockholders of the Company shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

The determinations of the Board of Directors under this Plan need not be uniform and may be made by it selectively among persons who receive or are eligible to receive Options or Restricted Stock Awards under this Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Board of Directors shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Option Agreements and Restricted Stock Agreements, as to (a) the persons to receive Options or Restricted Stock Awards under this Plan, (b) the terms and provisions of Options or Restricted Stock Awards, (c) the exercise by the Board of Directors of its discretion in respect of the exercise of Options pursuant to the terms of this Plan, and (d) the treatment of leaves of absence pursuant to Section 10 hereof.

26.	Governing Law. This Plan and each Option and Restricted Stock Award shall be governed by the laws of the State of Delaware, without regard to its principles of conflicts of law.